Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-138661) of our report dated March 8, 2007, relating to the financial statement of ICON Leasing Fund Twelve, LLC and to the reference to our firm as it appears under the caption “Experts” in the prospectus.

/s/ Hays & Company LLP

New York, New York December 12, 2008